SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2005
Date of Report
(Date of earliest event reported)

META Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27280 (Commission File Number)	06-0971675 (I.R.S. Employer Identification No.)

208 Harbor Drive
Stamford, Connecticut 06912-0061
(Address of Principal Executive Offices, with Zip Code)

(203) 973-6700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 28, 2005, META Group, Inc., a Delaware corporation (“META”) and Gartner, Inc., a Delaware corporation (“Gartner”) entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other things, META and Gartner waived, acknowledged satisfaction and/or made certifications concerning some of the conditions to effect the merger contemplated by the Agreement and Plan of Merger dated as of December 26, 2004 (the “Merger Agreement”) among Gartner, Green Falcon, Inc., a Delaware corporation and a wholly owned subsidiary of Gartner (“Sub”) and META and also agreed that such merger would not close prior to April 1, 2005. META currently expects such merger to close on April 1, 2005.

     The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) 10.1 Letter Agreement, dated as of March 28, 2005 by and between META and Gartner.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META Group, Inc.
Date: March 28, 2005	By:	/s/ John Riley John Riley Chief Financial Officer

META GROUP, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement, dated as of March 28, 2005 by and between META and Gartner.